UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 24, 2009
Date of Earliest Event Reported:  March 20, 2009

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202
 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001
(212) 494-1602

                                                    Delaware                                           1-13536                                                13-3324058
                                    (State of Incorporation)                    (Commission File Number)            (IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b)

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

                             Compensatory Arrangement of Certain Officers.

            (e)        Founders Awards.   On March 20, 2009, the Compensation and Management Development (CMD) Committee of the Board of Directors (and the non-employee members of the Board of Directors with respect to Mr. Lundgren) approved awards of performance restricted stock units to certain senior executives of Macy's, Inc. (the "Company"), including the named executive officers (the “Named Executives”).  These “Founders Awards” are intended to unite senior management in a common set of goals and to reward them for the successful execution of the Company's multi-year strategic plan, including restructuring of the Company's operations to a centralized business model and the implementation of the My Macy's localization initiatives on a company-wide basis.

            The Founders Awards, including those provided to the Named Executives, were granted under the Company's 1995 Executive Equity Incentive Plan and 1994 Stock Incentive Plan.  The Founders Awards are structured as performance restricted stock units and vest over a three-year performance period covering fiscal years 2009-2011.  Whether units are earned at the end of the performance period will be determined based on the achievement of relative total shareholder return (TSR) performance objectives set by the CMD Committee in connection with the issuance of the units.  Relative TSR reflects the change in the value of Macy's common stock over the performance period in relation to the change in the value of the common stock of a 10-company executive compensation peer group over the performance period, assuming the reinvestment of dividends.  Relative TSR was chosen as the performance metric because it ensures that the Founders Awards will vest only to the extent that returns to Macy's shareholders exceed the median of those delivered to the shareholders of the 10-company peer group.  The use of relative TSR eliminates the need to measure the Company's success in its restructuring activities using internal standards, which may or may not be commensurate with changes in shareholder value, and instead measures success as determined by investor views as reflected in changes in shareholder value over time.

            If Macy's TSR for the performance period is equal to or less than the median TSR for the peer group, the entire Founder Award opportunity will be forfeited.  If Macy's TSR for the performance period is above the median but equal to or below the 66th percentile for the peer group, 75% of the award opportunity will vest.  If Macy's TSR or the performance period is above the 66th percentile for the peer group, 100% of the award opportunity will vest.  In all events, vesting is contingent on continued employment throughout the entire three-year performance period, except in the event of retirement, death or disability, in which cases the award will be earned on a prorated basis at the end of the three-year performance period based on performance versus the previously described TSR standards.

            Performance restricted stock units that are earned at the end of the performance period will be paid to the Named Executives as shares of Macy's common stock (net of required tax withholding) within 2 ½ months following the end of the performance period.  Dividends, if any, paid on the Company's common stock will be credited to the Named Executives' performance restricted stock unit accounts as additional restricted stock units and will be paid out as shares of common stock to the extent that the underlying performance restricted stock units are earned.

            The named executive officers received the following number of performance restricted stock units, which will be earned as indicated:

		Percentage of Performance Restricted Stock Units Earned
	Performance Restricted Stock Units Granted (#)	If Macy’s TSR is ≤ the 50th Percentile of Peer Group TSR	If Macy’s TSR is > the 50th Percentile but ≤ the 66th Percentile of Peer Group TSR	If Macy’s TSR is > the 66th Percentile of Peer Group TSR
Terry Lundgren......................	666,666	0%	75%	100%
Karen Hoguet.........................	151,255	0%	75%	100%
Thomas Cole..........................	151,255	0%	75%	100%
Janet Grove............................	151,255	0%	75%	100%
Susan Kronick.........................	151,255	0%	75%	100%

            The form of performance restricted stock unit agreement is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

            Elimination of Certain Perquisites.   Also on March 20, 2009, upon the previously announced recommendation of management, the CMD Committee (and the Board of Directors with respect to the non-employee directors) acted to eliminate certain perquisites that have historically been provided to senior executives and non-employee directors, as follows:

•           Under the Company's automobile program senior executives are provided a choice of an automobile allowance or a leased car.  The automobile allowance for those executives who received an automobile allowance will end as of June 30, 2009.  For executives who    leased vehicles, the lease program will be phased out over the course of the remaining three years of the lease program as the terms of leases expire;

•           Financial counseling and a company-paid senior life insurance program for executives will end as of December 31, 2009; and

•           The additional merchandise discount for executives and non-employee directors will end as of December 31, 2009.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits

10.1      Form of Performance Restricted Stock Unit Agreement.

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 24, 2009                           By:        /s/ Dennis J. Broderick

                                                                 Name:  Dennis J. Broderick

                                                                 Title:    Senior Vice President, General Counsel and Secretary

Index to Exhibits

Index

Number

10.1         Form of Performance Restricted Stock Unit Agreement.